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                                                                   Exhibit 99.2

                     SETTLEMENT AND MUTUAL RELEASE AGREEMENT

         This Settlement and Mutual Release Agreement (hereinafter referred to as the "Settlement Agreement"), is entered into and is effective this 12TH day of MAY , 1999, by and between the STATE OF HAWAII (hereinafter referred to as the "State") and NETWORK SIX, INC. (hereinafter referred to as "NSI").

         WHEREAS, on or about August 24, 1993, NSI and the State entered into a contract pertaining to a computer system for the Child Support Enforcement Agency of the State of Hawaii, Hawaii contract number 36064, (hereinafter referred to as the "Contract");

         WHEREAS, the State has raised claims against NSI concerning the Contract and on or about November 12, 1996 instituted litigation against NSI in the First Circuit Court of the State of Hawaii entitled STATE OF HAWAII, BY AND THROUGH MARGERY S. BRONSTER, ITS ATTORNEY GENERAL VS. NETWORK SIX, INC. FKA NETWORK SOLUTIONS, INC., ET. AL, Civil No. 96-4614-11 (hereinafter referred to as the "Lawsuit"), which claims NSI has denied and continues to deny;

         WHEREAS, NSI has raised claims against the State concerning the Contract and brought those claims in the form of a counterclaim against the State in the Lawsuit, which claims the State has denied and continues to deny;

         WHEREAS, NSI and the State wish to amicably settle the disputes between them as a means to avoid the cost, expense and inconvenience of litigation;


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         NOW, THEREFORE, NSI and the State agree as follows:

    1.   PAYMENT BY NSI

         In consideration of the promises and covenants stated herein, NSI agrees to pay the State the total sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) over five (5) installments as set forth below. The payments shall be made payable to "Department of the Attorney General, State of Hawaii" for the CSEA TRUST FUND, and shall be sent to the attention of the Supervising Deputy Attorney General, Civil Recoveries Division, Department of the Attorney General, State of Hawaii, 425 Queen Street, Honolulu, Hawaii 96813.

         a. The first payment is to be TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) and is to be made thirty (30) days from the date of this Settlement Agreement. The first payment, or a succeeding payment, will be reduced by FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) pursuant to the terms in Section 4 below.

         b. The second payment is to be TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) and is to be made within one (1) year from the date of this Settlement Agreement.

         c. The third payment is to be TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) and is to be made within two (2) years from the date of this Settlement Agreement.

         d. The fourth payment is to be ONE HUNDRED TWENTYFIVE THOUSAND AND NO/100 DOLLARS ($125,000.00) and is to be made within three (3) years from the date of this Settlement Agreement.


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         e. The fifth payment is to be ONE HUNDRED TWENTYFIVE THOUSAND AND
NO/100 DOLLARS ($125,000.00) and is to be made within four (4) years from the date of this Settlement Agreement.

    2.   FAILURE TO MAKE PAYMENT WHEN DUE

         Any failure to make any payment when due means that the entire remaining amount is due and payable immediately. To avoid any collection problems, the State and NSI will simultaneously with the execution of this Settlement Agreement execute, for filing with the Court, a stipulation for dismissal in the form attached hereto as Exhibit A and further execute a stipulated judgment (in the form attached hereto as Exhibit B) to be held by the State of Hawaii. The State can file that judgment if any payment is missed.

    3.   ACCELERATION OF OBLIGATIONS

         If NSI merges into another company, or if more than fifty percent (50%) of the issued common stock of NSI is held by one party, the entire remaining amount due is due and payable immediately.

    4.   INDEMNITY BY NSI

         NSI shall indemnify and hold the State harmless from all liabilities whatsoever, including attorney's fees, on account of any claim by Celtic Leasing Corp. and/or its alleged successor in interest, NBD Equipment Leasing, or any other lessor claiming through Celtic or NBC or any other lessor. The State will reduce by FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) the payment due from NSI in exchange for this indemnity if NSI provides written evidence of the satisfaction or release of the claims of NBD Equipment Finance Corp. against NSI and the State and for payments alleged to be due for equipment originally


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leased to NSI by Celtic Leasing Corp. (which equipment is now in the possession of the State) together with written evidence that NBD Equipment Finance Corp. is the successor in interest to Celtic Leasing Corp., together with written evidence which releases any and all claims in and to the equipment originally leased by Celtic Leasing Corp. to NSI now in possession of the State. The State asserts that at least some of the aforesaid equipment is presently owned by the State. As a result of this agreement, NSI warrants all of the aforesaid equipment in the possession of the State shall be free and clear of claims from Celtic Leasing Corp., NSI, and any other party claiming through either or both of them. This FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) reduction will be allowed against the first payment by NSI to the State made after the State's receipt of that written evidence.

    5.   MUTUAL RELEASE OF CLAIMS

         A.   RELEASE BY NSI

              In consideration of the promises and covenants herein, NSI, on behalf of itself and all of its agents, representatives, subconsultants, subcontractors, successors and assigns, hereby releases and forever discharges the State and all of its employees, agents, representatives, successors and assigns from and against any and all claims arising out of the Contract and the Lawsuit. It is explicitly agreed that this release does not extend to NSI's claims against Maximus, Inc.

         B.   RELEASE BY THE STATE

              In consideration of the promises and covenants herein, the State, on behalf of itself and all of its agents, representatives, successors and assigns, hereby releases and forever discharges NSI and all of its subconsultants, subcontractors, suppliers, insurers, sureties, officer,


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directors, agents, representatives, successors and assigns from and against any and all claims arising out of the Lawsuit and any and all claims arising out of the Contract to the extent that the State either knew or reasonably should have known of such claims as of the date of this Settlement Agreement.

         C.   ADDITIONAL INDEMNITY BY NSI

              NSI shall indemnify and hold the State harmless from all liabilities, including attorneys' fees, on account of any claim against the State made by any person, entity or organization claiming by, through or under NSI and/or seeking indemnity, contribution or any other relief with respect to any liability to NSI in connection with matters alleged in the lawsuit.

    6.   JOINT TORTFEASOR RELEASE

         This Settlement Agreement is intended to be and have the effect of a joint tortfeasor release pursuant to Hawaii Revised Statues PARA PARA 663-11 through 663-17. As such, it shall operate to reduce to the extent of the pro rata share of any liability of the State, or by the amount of the consideration paid by the State to NSI pursuant to this agreement, whichever is greater, NSI's damages recoverable against all other tortfeasors by reason of the matters alleged in the Lawsuit.

    7.   DISCLAIMER OF LIABILITY

         The parties agree and acknowledge that the payments, releases of claims and indemnity agreement stated above and the other terms, covenants and conditions of this Settlement Agreement represent a full and complete compromise of matters involving disputed issues; that the parties fully assume the risk that the facts or law may be other than they believe; that neither the payments, the releases, the indemnity, nor any event occurring during the


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negotiation for this settlement, nor any statement or communications made in connection therewith, by the parties or their attorneys shall be considered an admission by any party and that no past or present wrongdoing or culpability on the part of the parties shall be implied therefrom. The parties both deny any liability or wrongdoing.

    8.   DISPUTES

         This Settlement Agreement shall be construed and interpreted according to the laws of the State of Hawaii. No party shall be deemed the drafter of this Settlement Agreement. In the event of any disagreement over the interpretation or application of the provisions of this Settlement Agreement, the dispute shall be presented to the Honorable Karen N. Blondin, or, if she is unwilling or unable to serve, any other judge of the Circuit Court of the First Circuit, State of Hawaii, for final and binding resolution. If the disputed issue is one which could trigger the filing of a stipulated judgment pursuant to Paragraph 2 hereof, the State shall file such stipulated judgment only after the dispute has been presented to and ruled on by Judge Blondin or another judge, and if the ruling determines that the State is entitled to exercise the remedy of stipulated judgment.

    9.   DATE OF EXECUTION OF AGREEMENT

         This Settlement Agreement may be executed in counterparts, and, if so executed, shall be in full effect as of the data of the last signature. A faxed signature shall be effective as an original provided that the original signature be immediately provided to the other party. All necessary documentation shall be fully executed by both parties no later than July 1, 1999.

    10.  ENTIRE AGREEMENT

         This Settlement Agreement contains the entire agreement between the parties and


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supersedes and replaces any and all prior or contemporaneous agreements or understanding, written or oral, with regard to the matters set forth in it. No other promise, understanding or consideration has been promised or agreed to other than as set forth herein. This Settlement Agreement may be amended or modified in whole or in part at any time only by a written agreement executed in the same manner as this Settlement Agreement.

    11.  BINDING AGREEMENT

         This Settlement Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. In entering into this Settlement Agreement, the parties represent that they have read this Settlement Agreement and that the terms are fully understood and voluntarily accepted by them. Furthermore, the parties represent that they have reviewed and revised, or had the opportunity to revise, this Settlement Agreement, and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Settlement Agreement or any amendment of it.


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         IN WITNESS WHEREOF, the parties, acting by and through their duly authorized representatives, have executed this Settlement Agreement as of the date written below.

         DATED:   Honolulu, Hawaii,   MAY 12         , 1999

                                  STATE OF HAWAII

                                  By /s/ Thomas R. Keller
                                     ------------------------
                                      THOMAS R. KELLER
                                  Its Acting Attorney General
                                      -----------------------

/s/  (ILLEGIBLE)
---------------------------
Approved as to form:
Deputy Attorney General

         DATED: Warwick, Rhode Island, MAY 12 , 1999

                                  NETWORK SIX, INC.

                                  By /s/ Kenneth C. Kirsch
                                     ----------------------
                                  Its President and CEO
                                      ---------------------

/s/  (ILLEGIBLE)
----------------------------
Approved as to form:
EDMUNDS MAKI VERGA & THORN
Attorneys for Network Six, Inc.